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# WHITESTONE REIT

## SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED SEPTEMBER 30, 2015

KROGER

PAPOULI'S
JIMMY JOHN'S

99 RANCH MARKET

Creating Communities in Our Properties™

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	redevelops, repositions, leases, manages and operates value-add Community Centered Properties TM.
As of September 30, 2015, we owned 70 Community Centered PropertiesTM with approximately
70 Community Centers	6.0 million square feet of gross leasable area, located in six of the top markets in the United
6.0 Million Sq. Ft. of gross	States in terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix
leasable area	and San Antonio. Headquartered in Houston, Texas, we were founded in 1998.
1,445 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
6 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Austin	deliver needed services to the surrounding community. We focus on properties with smaller rental
Chicago	spaces that present opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Phoenix	services to their respective surrounding communities. Operations include an internal management
San Antonio	structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity
Fiscal Year End	on our team and maintain in-house leasing, property management, marketing, construction and
12/31	maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Common Shares: 27.0 Million	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
Operating Partnership Units:	feet) and, as of September 30, 2015, provided a 48% premium rental rate compared to our larger
0.5 Million	space tenants. The largest of our 1,445 tenants comprised less than 2.6% of our annualized base rental revenues for the three months ended September 30, 2015.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR Inc.
Annualized: $ 1.1400	Bob Aronson, Director of Investor Relations			Brad Cohen
Dividend Yield: 9.1%**	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2219 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets	Hilliard Lyons	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of November 3, 2015	Maxim Group	Robert W. Baird & Co.	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	RJ Milligan	Craig Kucera
of $12.55 as of close of market on	212.895.3641	813.273.8252	540.277.3366
November 3, 2015.	mdiana@maximgrp.com	rjmilligan@rwbaird.com	ckucera@wundernet.com

WHITESTONE REIT ANNOUNCES 13% INCREASE IN FFO CORE PER SHARE FOR THE 2015 THIRD QUARTER; RAISES FULL YEAR GUIDANCE

Houston, Texas, November 4, 2015 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”), today announced its financial results for the third quarter ended September 30, 2015.

Highlights for Third Quarter 2015 Compared to Third Quarter 2014

•	20th consecutive quarter of year-over-year revenue and net operating income (“NOI”) growth with increases of 32.7% and 36.4%, respectively.

•	21st consecutive quarter of year-over-year funds from operations (“FFO”) Core growth with a 36.1% increase.

•	10th consecutive quarter of year-over-year FFO Core per diluted common share and operating partnership (“OP”) unit growth with a 13.3% increase to $0.34.

•	3.1% increase in same store NOI.

•	Net income attributable to Whitestone REIT was $1.6 million, or $0.05 per diluted share, compared to $1.1 million, or $0.05 per diluted share, in the prior year third quarter.

•	8.0% increase in rental rates on new and renewal leases on a GAAP basis.

•	Dividend to FFO Core ratio of 82.4%.

•	FFO Core guidance range for 2015 increased to $1.30 to $1.32 per diluted share and OP unit.

Subsequent Events
Subsequent to the end of the third quarter, the Company received approval of added value entitlements at its Village Square at Dana Park property. The Company plans a vibrant mix of retail, restaurant and executive office space, as well as multifamily housing and a hotel, which will increase the value of the property while generating additional NOI and cash flow. The Company also amended its $500 million credit facility, which extended and laddered the facility’s maturity dates on the revolving credit loan and two existing $50 million term loans and provided for a third $100 million seven-year term loan.

Jim Mastandrea, Chairman and Chief Executive Officer, stated, “We are pleased to announce another strong operating quarter, as well as to report on our significant progress. Our well positioned portfolio of Community Centered Properties™, located within the biggest and fastest growing markets in the business-friendly states of Texas and Arizona, continues to drive meaningful increases in our key financial metrics and provides us with substantial value-add opportunities. On top of our solid performance, we closed on additional accretive acquisitions that further enhance the value of our enterprise.

“Our disciplined approach to acquisitions and our concentrated work to create community centered properties that serve the needs of the communities where our properties are located is substantiated by the progress that we have made since Whitestone’s IPO five years ago. Our approach reflects the evolving consumer landscape and shifts in the manner that people shop which is impacting the retail property segment of the industry. Our actions have resulted in higher overall occupancy and rental rates, while diversifying the tenant mix to minimize the downside risk. We will also continue shedding our remaining non-core properties, which only represent approximately 10% of the carrying value of our portfolio, to become a pure play retail REIT, and we plan to use the process to recycle the capital and pay down debt.”

Mr. Mastandrea concluded, “We are once again increasing our annual guidance for the year to reflect our confidence in our ability to drive further top-line and bottom-line growth. We are pleased that Whitestone continues to deliver meaningful financial results and we expect to continue our profitable growth while remaining steadfastly focused on enhancing shareholder value.”

Leasing Activity
During the third quarter, the leasing team signed 111 leases totaling 244,527 square feet in new, expansion and renewal leases, compared to 82 leases totaling 226,645 square feet in the third quarter of 2014. The total lease value added was $18.3 million compared to $15.0 million during the same period last year. The Company's total occupancy increased 20 basis points compared to the end of the third quarter of 2014 to 86.0%.

Acquisition Activity

•
Parkside Village North and Parkside Village South in Austin, Texas was acquired for a total of approximately $45.0 million in cash. The two approximately 100% leased properties contain a total of 117,146 square feet.

•
Quinlan Crossing in Austin, Texas was acquired for approximately $37.5 million in cash. The 95% leased property contains 109,892 square feet, plus a developable pad with all entitlements and utilities available for the site.

•
Keller Place in Dallas/Fort Worth, along with two adjacent undeveloped parcels of land, was acquired for approximately $12.0 million in cash and 120,000 operating partnership units. The 90% leased property contains 93,541 square feet.

•
The hard corner at the Company’s Gilbert Tuscany Village property in Gilbert, Arizona was acquired for approximately $1.7 million in cash. The property includes a 14,603 square foot single-tenant building that was vacant at the time of purchase which provides upside potential.

Community Centered PropertiesTM Portfolio Statistics
As of September 30, 2015, Whitestone owned 70 Community Centered PropertiesTM with 6.0 million square feet of gross leasable area, primarily located in the biggest and fastest-growing markets in in the United States: Austin, San Antonio, Dallas/Fort Worth, Houston and Phoenix.

With its consumer-centric discipline, the Company strives for a tenant mix of national, regional and local tenants at each of its properties that meet the daily needs of the residents living in the surrounding neighborhoods. At the end of the third quarter, the Company's diversified tenant base was comprised of 1,445 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues.  Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants.  The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Balance Sheet and Liquidity
At September 30, 2015, the Company had total assets of $783.6 million compared to $634.3 million at December 31, 2014.

At September 30, 2015, 50 of the Company’s 70 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $581.5 million. The Company had total real estate debt of $498.5 million, of which $222.9 million, or approximately 45%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the third quarter was 3.92%.

At quarter end, Whitestone had $5.7 million of cash available on its balance sheet and $174.4 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend
On September 24, 2015, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2015, to be paid in three equal installments of $0.095 in October, November and December of 2015.

FFO Core Guidance
The Company is raising its full year FFO Core guidance to a range of $1.30 to $1.32 per share. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced in this release and during the Company’s scheduled conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2015 Financial Guidance” section of the supplemental data package for the full list of guidance information.

Supplemental Financial Information
Further details regarding Whitestone's results of operations, communities and tenants can be accessed through the Company's website at www.whitestonereit.com.

Conference Call Information
Whitestone will host a conference call to discuss its third quarter results on Thursday, November 5, 2015 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Investors and other interested parties can listen to a live webcast of the call via the internet by first clicking on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then clicking on the webcast link.

The conference call is also accessible via telephone by dialing 1-877-397-0292 for domestic participants or 1-719-325-4760 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through November 20, 2015 by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 6888843. Additionally, a replay of the call will be available on the Company’s website via the webcast link until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the third quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at 713-435-2219.

About Whitestone REIT
Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, redevelops, repositions, leases, manages and operates Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants. Whitestone's diversified tenant base provides service offerings including specialty retail, grocery, restaurants, medical, educational and financial services. Founded in 1998, the Company is internally managed with a portfolio of 70 commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
Direct: (713) 435-2219; Mobile: (832) 364-8314

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$831,425	$673,655
Accumulated depreciation	(84,743)	(71,587)
Total real estate assets	746,682	602,068
Cash and cash equivalents	5,660	4,236
Restricted cash	86	—
Marketable securities	414	973
Escrows and acquisition deposits	5,537	4,092
Accrued rents and accounts receivable, net of allowance for doubtful accounts	14,099	11,834
Unamortized lease commissions and loan costs	8,333	8,879
Prepaid expenses and other assets	2,817	2,215
Total assets	$783,628	$634,297

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$498,468	$394,093
Accounts payable and accrued expenses	21,828	15,882
Tenants' security deposits	5,043	4,372
Dividends and distributions payable	7,834	6,627
Total liabilities	533,173	420,974
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 26,977,957 and 22,835,695 issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	27	23
Additional paid-in capital	358,136	304,078
Accumulated deficit	(111,263)	(93,938)
Accumulated other comprehensive loss	(646)	(91)
Total Whitestone REIT shareholders' equity	246,254	210,072
Noncontrolling interest in subsidiary	4,201	3,251
Total equity	250,455	213,323
Total liabilities and equity	$783,628	$634,297

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Property revenues
Rental revenues	$18,785	$14,407	$52,426	$41,464
Other revenues	5,814	4,132	15,395	11,712
Total property revenues	24,599	18,539	67,821	53,176

Property expenses
Property operation and maintenance	4,823	4,000	13,245	11,537
Real estate taxes	3,474	2,591	9,303	7,073
Total property expenses	8,297	6,591	22,548	18,610

Other expenses (income)
General and administrative	5,687	4,212	15,170	10,751
Depreciation and amortization	5,149	3,924	14,388	11,587
Interest expense	3,740	2,762	10,664	7,525
Interest, dividend and other investment income	(73)	(31)	(244)	(71)
Total other expense	14,503	10,867	39,978	29,792

Income from continuing operations before loss on sale or disposal of assets and income taxes	1,799	1,081	5,295	4,774

Provision for income taxes	(100)	(72)	(274)	(208)
Loss on sale or disposal of assets	(148)	—	(248)	(111)
Income from continuing operations	1,551	1,009	4,773	4,455

Income from discontinued operations	44	112	3	378
Income from discontinued operations	44	112	3	378

Net income	1,595	1,121	4,776	4,833

Less: Net income attributable to noncontrolling interests	25	18	78	105

Net income attributable to Whitestone REIT	$1,570	$1,103	$4,698	$4,728

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.05	$0.04	$0.18	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.00	0.01	0.00	0.02
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.05	$0.18	$0.21
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.05	$0.04	$0.17	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.00	0.01	0.00	0.02
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.05	$0.17	$0.21

Weighted average number of common shares outstanding:
Basic	26,476	22,482	23,988	22,182
Diluted	27,082	22,690	24,583	22,359

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$1,595	$1,121	$4,776	$4,833

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(184)	345	(460)	48
Unrealized gain (loss) on available-for-sale marketable securities	(8)	(56)	(106)	49

Comprehensive income	1,403	1,410	4,210	4,930

Less: Comprehensive income attributable to noncontrolling interests	22	26	69	107

Comprehensive income attributable to Whitestone REIT	$1,381	$1,384	$4,141	$4,823

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income from continuing operations	$4,773	$4,455
Net income from discontinued operations	3	378
Net income	4,776	4,833
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,388	11,587
Amortization of deferred loan costs	902	636
Amortization of notes payable discount	222	229
Gain on sale of marketable securities	(44)	—
Loss on sale or disposal of assets and properties	248	111
Bad debt expense	1,318	1,487
Share-based compensation	5,209	3,024
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,445)	(2,021)
Accrued rent and accounts receivable	(3,583)	(2,187)
Unamortized lease commissions	(1,207)	(1,109)
Prepaid expenses and other assets	341	631
Accounts payable and accrued expenses	4,201	2,145
Tenants' security deposits	671	440
Net cash provided by operating activities	25,994	19,428
Net cash provided by operating activities of discontinued operations	3	440
Cash flows from investing activities:
Acquisitions of real estate	(147,950)	(38,076)
Additions to real estate	(7,954)	(7,233)
Proceeds from sales of marketable securities	496	—
Net cash used in investing activities	(155,408)	(45,309)
Net cash used in investing activities of discontinued operations	—	(183)
Cash flows from financing activities:
Distributions paid to common shareholders	(20,791)	(19,055)
Distributions paid to OP unit holders	(346)	(436)
Proceeds from issuance of common shares, net of offering costs	49,717	6,458
Payments of exchange offer costs	—	(67)
Proceeds from notes payable	—	28,300
Proceeds from revolving credit facility, net	105,500	15,300
Repayments of notes payable	(2,141)	(1,736)
Payments of loan origination costs	—	(434)
Change in restricted cash	(86)	—
Repurchase of common shares	(1,018)	(24)
Net cash provided by financing activities	130,835	28,306
Net cash used in financing activities of discontinued operations	—	(2,905)
Net increase (decrease) in cash and cash equivalents	1,424	(223)
Cash and cash equivalents at beginning of period	4,236	6,491
Cash and cash equivalents at end of period	$5,660	$6,268

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Nine Months Ended September 30,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,826	$6,852
Cash paid for taxes	$315	$238
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$57	$6,111
Financed insurance premiums	$1,057	$888
Value of shares issued under dividend reinvestment plan	$71	$71
Value of common shares exchanged for OP units	$84	$1,452
Change in fair value of available-for-sale securities	$(106)	$49
Change in fair value of cash flow hedge	$(460)	$48
Acquisition of real estate in exchange for OP units	$1,333	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
FFO AND FFO CORE	2015	2014	2015	2014
Net income attributable to Whitestone REIT	$1,570	$1,103	$4,698	$4,728
Depreciation and amortization of real estate assets (1)	5,121	3,975	14,304	11,747
Loss on disposal of assets (1)	148	—	248	109
Net income attributable to noncontrolling interests (1)	25	18	78	105
FFO	6,864	5,096	19,328	16,689

Non cash share-based compensation expense	1,859	1,485	5,202	3,092
Acquisition costs	729	365	1,569	673
Rent support agreement payments received	—	—	—	156
FFO Core	$9,452	$6,946	$26,099	$20,610

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$6,864	$5,096	$19,328	$16,689
Distributions paid on unvested restricted common shares	(130)	(54)	(400)	(127)
FFO excluding amounts attributable to unvested restricted common shares	6,734	5,042	18,928	16,562
FFO Core excluding amounts attributable to unvested restricted common shares	$9,322	$6,892	$25,699	$20,483

Denominator:
Weighted average number of total common shares - basic	26,476	22,482	23,988	22,182
Weighted average number of total noncontrolling OP units - basic	435	425	406	495
Weighted average number of total commons shares and noncontrolling OP units - basic	26,911	22,907	24,394	22,677

Effect of dilutive securities:
Unvested restricted shares	606	208	595	177
Weighted average number of total common shares and noncontrolling OP units - dilutive	27,517	23,115	24,989	22,854

FFO per common share and OP unit - basic	$0.25	$0.22	$0.78	$0.73
FFO per common share and OP unit - diluted	$0.24	$0.22	$0.76	$0.72

FFO Core per common share and OP unit - basic	$0.35	$0.30	$1.05	$0.90
FFO Core per common share and OP unit - diluted	$0.34	$0.30	$1.03	$0.90

(1)	Includes amounts from discontinued operations.
Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,570	$1,103	$4,698	$4,728
General and administrative expenses	5,687	4,212	15,170	10,751
Depreciation and amortization	5,149	3,924	14,388	11,587
Interest expense	3,740	2,762	10,664	7,525
Interest, dividend and other investment income	(73)	(31)	(244)	(71)
Provision for income taxes	100	72	274	208
Loss on disposal of assets	148	—	248	111
Income from discontinued operations	(44)	(112)	(3)	(378)
Net income attributable to noncontrolling interests	25	18	78	105
NOI	$16,302	$11,948	$45,273	$34,566

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$1,570	$1,103	$4,698	$4,728
Depreciation and amortization (1)	5,149	3,998	14,388	11,814
Interest expense (1)	3,740	2,762	10,664	7,583
Provision for income taxes (1)	100	74	274	215
Loss on disposal of assets (1)	148	—	248	109
Net income attributable to noncontrolling interests	25	18	78	105
EBITDA (2)	$10,732	$7,955	$30,350	$24,554

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2014
Net income attributable to Whitestone REIT	$1,570	$1,534	$1,594	$2,862
Depreciation and amortization (1)	5,149	4,675	4,564	4,225
Interest expense (1)	3,740	3,516	3,408	3,054
Provision for income taxes (1)	100	91	83	77
Loss (gain) on disposal of assets (1)	148	(5)	105	(1,885)
Net income attributable to noncontrolling interests	25	26	27	51
EBITDA (2)	$10,732	$9,837	$9,781	$8,384

(1)	Includes amounts from discontinued operations.

(2)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended
	September 30,		Increase	% Increase
	2015	2014	(Decrease)	(Decrease)
Same store (51 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$14,662	$14,360	$302	2%
Other revenues	4,024	4,117	(93)	(2)%
Total property revenues	18,686	18,477	209	1%

Property expenses
Property operation and maintenance	4,023	3,994	29	1%
Real estate taxes	2,395	2,583	(188)	(7)%
Total property expenses	6,418	6,577	(159)	(2)%

Total same store net operating income	12,268	11,900	368	3%

New store (13 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	4,123	47	4,076	Not meaningful
Other revenues	1,790	15	1,775	Not meaningful
Total property revenues	5,913	62	5,851	Not meaningful

Property expenses
Property operation and maintenance	800	6	794	Not meaningful
Real estate taxes	1,079	8	1,071	Not meaningful
Total property expenses	1,879	14	1,865	Not meaningful

Total new store net operating income	4,034	48	3,986	Not meaningful

Total property net operating income	16,302	11,948	4,354	36%

Less total other expenses, provision for income taxes and loss on disposal of assets	14,751	10,939	3,812	35%

Income from continuing operations	1,551	1,009	542	54%
Income from discontinued operations, net of taxes	44	112	(68)	(61)%

Net income	$1,595	$1,121	$474	42%

	Nine Months Ended
	September 30,		Increase	% Increase
	2015	2014	(Decrease)	(Decrease)
Same store (52 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$42,542	$41,116	$1,426	3%
Other revenues	11,406	11,561	(155)	(1)%
Total property revenues	53,948	52,677	1,271	2%

Property expenses
Property operation and maintenance	11,428	11,482	(54)	—%
Real estate taxes	7,151	6,963	188	3%
Total property expenses	18,579	18,445	134	1%

Total same store net operating income	35,369	34,232	1,137	3%

New store (12 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	9,884	348	9,536	Not meaningful
Other revenues	3,989	151	3,838	Not meaningful
Total property revenues	13,873	499	13,374	Not meaningful

Property expenses
Property operation and maintenance	1,817	55	1,762	Not meaningful
Real estate taxes	2,152	110	2,042	Not meaningful
Total property expenses	3,969	165	3,804	Not meaningful

Total new store net operating income	9,904	334	9,570	Not meaningful

Total property net operating income	45,273	34,566	10,707	31%

Less total other expenses, provision for income taxes and loss on disposal of assets	40,500	30,111	10,389	35%

Income from continuing operations	4,773	4,455	318	7%
Income from discontinued operations, net of taxes	3	378	(375)	(99)%

Net income	$4,776	$4,833	$(57)	(1)%

(1)
We define “Same Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended September 30, 2015 to the three months ended September 30, 2014, Same Stores include properties currently owned that were acquired before July 1, 2014. For purposes of comparing the nine months ended September 30, 2015 to the nine months ended September 30, 2014, Same Stores include properties currently owned that were acquired before January 1, 2014.

(2)
We define “New Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended September 30, 2015 to the three months ended September 30, 2014, New Stores include properties acquired between July 1, 2014 and September 30, 2015. For purposes of comparing the nine months ended September 30, 2015 to the nine months ended September 30, 2014, New Stores include properties acquired between January 1, 2014 and September 30, 2015.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Other Financial Information:

Tenant improvements (1)	$921	$590	$2,123	$2,037
Leasing commissions	$607	$560	$1,177	$1,211
Maintenance Capital	$142	$315	$1,421	$879
Scheduled debt principal payments	$487	$327	$1,295	$1,057
Straight line rent income	$405	$347	$996	$823
Market rent amortization income (loss) from acquired leases	$97	$(44)	$180	$(195)
Non-cash share-based compensation expense	$1,859	$1,485	$5,202	$3,092
Non-real estate depreciation and amortization	$29	$23	$84	$67
Amortization of loan fees	$301	$231	$902	$636
Acquisition costs	$729	$365	$1,569	$673
Undepreciated value of unencumbered properties	$581,461	$366,397	$581,461	$366,397
Number of unencumbered properties	50	43	50	43
Full time employees	88	75	88	75

(1)	Does not include first generation costs for tenant improvements needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2015
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.2%	26,978
Operating partnership units outstanding	1.8%	508
Total	100.0%	27,486

Market price of common shares as of
September 30, 2015		$11.53

Total equity capitalization		316,914	39%

Debt Capitalization:
Outstanding debt		$498,468
Less: Cash and cash equivalents		(5,660)
		492,808	61%

Total Market Capitalization as of
September 30, 2015		$809,722	100%

SELECTED RATIOS:
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2014
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA (1)	$10,732	$9,837	$9,781	$8,384
Interest expense, excluding amortization of loan fees (1)	3,439	3,215	3,108	2,791
Ratio of EBITDA to interest expense	3.1	3.1	3.1	3.0

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt (1)	$498,468	$403,287	$403,524	$394,093
Less: Cash	(5,660)	(6,251)	(4,320)	(4,236)
Outstanding debt after cash	$492,808	$397,036	$399,204	$389,857

Undepreciated real estate assets (1)	$831,425	$730,165	$682,571	$673,655

Ratio of debt to real estate assets	59%	54%	58%	58%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2014
Debt/EBITDA Ratio
Outstanding debt (1)	$498,468	$403,287	$403,524	$394,093
Less: Cash	(5,660)	(6,251)	(4,320)	(4,236)
Outstanding debt after cash	492,808	397,036	399,204	389,857

EBITDA (1)	$10,732	$9,837	$9,781	$8,384
Non-cash share based compensation	1,859	1,669	1,674	1,644
EBITDA, adjusted	12,591	11,506	11,455	10,028

Impact of partial quarter acquisitions and dispositions	515	516	121	906

Pro forma quarterly EBITDA	13,106	12,022	11,576	10,934

Pro forma annualized EBITDA (2)	52,424	48,088	46,304	43,736

Ratio of debt to EBITDA	9.40	8.26	8.62	8.91

(1)	Includes amounts from discontinued operations.

(2)	Pro forma annualized EBITDA represents pro forma quarterly EBITDA multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2015	December 31, 2014
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,280	$10,460
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due February 17, 2017 (2)	50,000	50,000
$37.0 million 3.76% Note, due December 1, 2020	35,386	36,090
$6.5 million 3.80% Note, due January 1, 2019	6,232	6,355
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	20,121	20,200
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023	16,450	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00%, due December 29, 2017 (3)	7,886	7,888
$2.6 million 5.46% Note, due October 1, 2023	2,559	2,583
$11.1 million 5.87% Note, due August 6, 2016	11,382	11,607
$0.9 million 2.97% Note, due November 28, 2015	212	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due November 7, 2018 (4)	225,600	120,100
$50.0 million, LIBOR plus 1.35% to 1.90% Note, due November 7, 2019 (5)	50,000	50,000
	$498,468	$394,093

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our $50 million term loan under our previous unsecured revolving credit facility at 0.84%. On October 30, 2015, the maturity date of promissory note was extended to October 30, 2020.

(3)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

(4)
On October 30, 2015, the maturity date of the revolving loan was extended to October 30, 2019 and $100 million of borrowings under our unsecured revolving credit facility was converted to a new unsecured term loan with a rate of LIBOR plus 1.65% to 2.25% and a maturity date of October 30, 2022.

(5)	On October 30, 2015, the maturity date of this loan was extended to January 29, 2021.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2015
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2015	$730	$—	$730	0.1%
2016	2,144	11,125	13,269	2.7%
2017	2,374	57,838	60,212	12.1%
2018	2,576	235,160	237,736	47.7%
2019	2,392	55,657	58,049	11.6%
Thereafter	9,238	119,234	128,472	25.8%
Total	$19,454	$479,014	$498,468	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	September 30,	September 30,	June 30,	March 31,	December 31,
Community Centered Properties	2015	2015	2015	2015	2014
Retail	3,869,653	88%	88%	88%	89%
Office/Flex	1,201,672	84%	87%	86%	87%
Office	521,134	79%	77%	77%	77%
Total - Operating Portfolio	5,592,459	86%	87%	86%	87%
Redevelopment, New Acquisitions (1)	375,320	81%	83%	85%	85%
Total	5,967,779	86%	86%	86%	87%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix, Houston and Austin	$1,980	2.6%	11/14/1982, 5/8/1991, 7/1/2000 and 4/1/2014	2017, 2020, 2021 and 2034
Bashas' Inc. (3)	Phoenix	823	1.1%	10/9/2004 and 4/1/2009	2024 and 2029
Haggens Food & Pharmacy (4)	Phoenix	660	0.9%	2/27/1996 and 7/12/2000	2020 and 2022
Wells Fargo & Company (5)	Phoenix	645	0.9%	10/24/1996 and 4/16/1999	2016 and 2018
Alamo Drafthouse Cinema	Austin	639	0.8%	2/1/2012	2027
Walgreens & Co. (6)	Phoenix and Houston	530	0.7%	11/14/1982, 11/2/1987 and 11/3/1996	2017, 2027 and 2049
Dollar Tree (7)	Phoenix and Houston	530	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009 and 5/21/2013	2016, 2017, 2020, 2020 and 2023
University of Phoenix	San Antonio	520	0.7%	10/18/2010	2018
Petco (8)	Phoenix and Houston	484	0.6%	7/6/1998 and 10/15/2006	2019 and 2026
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (9)	San Antonio, Phoenix and Houston	472	0.6%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Paul's Ace Hardware	Phoenix	460	0.6%	3/1/2008	2018
Rock Solid Images	Houston	372	0.5%	4/1/2004	2016
Sterling Jewelers Inc.	Phoenix	354	0.5%	11/23/2004	2020
Super Bravo, Inc.	Houston	349	0.5%	6/15/2011	2023
		$9,301	12.3%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2015 for each applicable tenant multiplied by 12.

(2)
As of September 30, 2015, we had four leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents 1.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $318,000, which represents 0.4% of our total annualized base rental revenue.

(3)
As of September 30, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents 0.9% of our total annualized base rental revenue.

(4)
As of September 30, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on February 27, 1996, and is scheduled to expire in 2022, was $235,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.6% of our total annualized base rental revenue.

(5)
As of September 30, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $531,000, which represents 0.7% of our total annualized base rental revenue.

(6)
As of September 30, 2015, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $82,000, which represents 0.1% of our total annualized base rental revenue.

(7)
As of September 30, 2015, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2016, was $108,000, which represents 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2017, was $146,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $55,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents 0.2% of our total annualized base rental revenue. The lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $108,000, which represents 0.2% of our total annualized base rental revenue.

(8)
As of September 30, 2015,we had two leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on October 15, 2006, and is scheduled to expire in 2026, was $260,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 6, 1998, and is scheduled to expire in 2019, was $224,000, which represents 0.3% of our total annualized base rental revenue.

(9)
As of September 30, 2015, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RENEWALS
Number of Leases	56	45	177	152
Total Square Feet (1)	125,960	144,863	368,176	362,907
Average Square Feet	2,249	3,219	2,080	2,388
Total Lease Value	$8,121,000	$10,000,000	$19,371,000	$20,828,000
NEW LEASES
Number of Leases	55	37	127	145
Total Square Feet (1)	118,567	81,782	339,817	315,971
Average Square Feet	2,156	2,210	2,676	2,179
Total Lease Value	$10,131,000	$5,018,000	$23,409,000	$20,524,000
TOTAL LEASES
Number of Leases	111	82	304	297
Total Square Feet (1)	244,527	226,645	707,993	678,878
Average Square Feet	2,203	2,764	2,329	2,286
Total Lease Value	$18,252,000	$15,018,000	$42,780,000	$41,352,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2015	71	$10,628,119	164,753	3.4	$434,254	$2.64	$16.27	$15.92	$57,850	2.2%	$197,144	8.0%
2nd Quarter 2015	91	9,872,988	205,989	3.1	429,689	2.09	13.56	12.46	226,025	8.8%	387,419	15.8%
1st Quarter 2015	60	5,726,868	128,901	2.7	285,369	2.21	15.10	14.66	56,538	3.0%	147,624	8.1%
4th Quarter 2014	50	6,387,252	128,926	2.5	486,464	3.77	14.88	14.15	95,275	5.2%	185,516	10.6%
Total - 12 months	272	$32,615,227	628,569	3.0	$1,635,776	$2.60	$14.86	$14.16	$435,688	4.9%	$917,703	10.8%

Comparable New Leases:
3rd Quarter 2015	18	$3,075,982	44,348	3.3	$185,976	$4.19	$17.61	$18.91	$(57,268)	(6.9)%	$16,681	2.2%
2nd Quarter 2015	16	2,048,659	49,713	4.3	123,958	2.49	9.55	9.29	12,940	2.8%	42,780	9.7%
1st Quarter 2015	18	2,737,615	50,089	2.7	177,579	3.55	17.03	16.66	18,726	2.2%	40,067	4.9%
4th Quarter 2014	13	1,483,191	19,945	3.7	235,715	11.82	17.81	17.74	1,276	0.4%	14,333	4.2%
Total - 12 months	65	$9,345,447	164,095	3.5	$723,228	$4.41	$15.02	$15.17	$(24,326)	(1.0)%	$113,861	4.8%

Comparable Renewal Leases:
3rd Quarter 2015	53	$7,552,137	120,405	3.4	$248,278	$2.06	$15.77	$14.82	$115,118	6.4%	$180,463	10.6%
2nd Quarter 2015	75	7,824,329	156,276	2.8	305,731	1.96	14.83	13.47	$213,085	10.1%	344,639	17.2%
1st Quarter 2015	42	2,989,253	78,812	2.7	107,790	1.37	13.86	$13.38	37,812	3.6%	107,557	10.9%
4th Quarter 2014	37	4,904,061	108,981	2.2	250,749	2.30	14.35	13.49	93,999	6.4%	171,183	12.1%
Total - 12 months	207	$23,269,780	464,474	2.8	$912,548	$1.96	$14.80	$13.81	$460,014	7.2%	$803,842	13.1%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
3rd Quarter 2015	40	$7,623,794	110,471	4.7	$1,051,225	$9.52	$13.63
2nd Quarter 2015	26	6,105,128	62,156	5.6	978,342	15.74	16.87
1st Quarter 2015	16	2,822,752	68,818	4.1	434,677	6.32	11.75
4th Quarter 2014	25	5,621,126	60,726	5.2	1,000,887	16.48	15.48
Total - 12 months	107	$22,172,800	302,171	4.8	$3,465,131	$11.47	$14.24

Non-Comparable New Leases:
3rd Quarter 2015	37	$7,054,633	99,099	4.9	$1,017,351	$10.27	$13.29
2nd Quarter 2015	24	6,040,110	59,466	5.8	978,342	16.45	16.96
1st Quarter 2015	14	2,450,862	64,380	3.8	339,851	5.28	11.03
4th Quarter 2014	25	5,621,126	60,726	5.2	1,000,887	16.48	15.48
Total - 12 months	100	$21,166,731	283,671	4.9	$3,336,431	$11.76	$14.02

Non-Comparable Renewal Leases:
3rd Quarter 2015	3	$569,161	11,372	2.8	$33,874	$2.98	$16.61
2nd Quarter 2015	2	65,018	2,690	1.6	—	—	14.71
1st Quarter 2015	2	371,890	4,438	7.9	94,826	21.37	22.15
4th Quarter 2014	—	—	—	—	—	—	—
Total - 12 months	7	$1,006,069	18,500	3.8	$128,700	$6.96	$17.66

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2015	111	$18,251,913	275,224	3.9	$1,485,479	$5.40	$15.21
2nd Quarter 2015	117	15,978,116	268,145	3.7	1,408,031	5.25	14.33
1st Quarter 2015	76	8,549,620	197,719	3.2	720,046	3.64	13.93
4th Quarter 2014	75	12,008,378	189,652	3.3	1,487,351	7.84	15.07
Total - 12 months	379	$54,788,027	930,740	3.6	$5,100,907	$5.48	$14.66

New
3rd Quarter 2015	55	$10,130,615	143,447	4.4	$1,203,327	$8.39	$14.63
2nd Quarter 2015	40	8,088,769	109,179	5.1	1,102,300	10.10	13.59
1st Quarter 2015	32	5,188,477	114,469	3.3	517,430	4.52	13.66
4th Quarter 2014	38	7,104,317	80,671	4.8	1,236,602	15.33	16.05
Total - 12 months	165	$30,512,178	447,766	4.4	$4,059,659	$9.07	$14.38

Renewal
3rd Quarter 2015	56	$8,121,298	131,777	3.4	$282,152	$2.14	$15.84
2nd Quarter 2015	77	7,889,347	158,966	2.7	305,731	1.92	14.83
1st Quarter 2015	44	3,361,143	83,250	2.9	202,616	2.43	14.31
4th Quarter 2014	37	4,904,061	108,981	2.2	250,749	2.30	14.35
Total - 12 months	214	$24,275,849	482,974	2.8	$1,041,248	$2.16	$14.91

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2015
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2015	176	417,911	7.0%	$5,044	6.7%	$12.07
2016	301	755,838	12.7%	11,154	14.8%	14.76
2017	260	775,519	13.0%	12,035	16.0%	15.52
2018	225	840,628	14.1%	12,755	16.9%	15.17
2019	176	524,412	8.8%	9,239	12.3%	17.62
2020	137	632,183	10.6%	8,322	11.0%	13.16
2021	46	236,015	4.0%	3,381	4.5%	14.33
2022	45	308,698	5.2%	3,999	5.3%	12.95
2023	22	173,490	2.9%	1,981	2.6%	11.42
2024	26	188,295	3.2%	2,685	3.6%	14.26
Total	1,414	4,852,989	81.5%	$70,595	93.7%	$14.55

(1)	Lease expirations table reflects rents in place as of September 30, 2015, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2015 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2015 Financial Guidance As of November 4, 2015

	As of	As of	As of
	May 5, 2015	August 5, 2015	November 4, 2015
FFO Core per common share and OP unit - diluted	$1.25 - $1.30	$1.27 - $1.32	$1.30 - $1.32
FFO per common share and OP unit - diluted	$0.99 - $1.04	$1.00 - $1.05	$1.00 - $1.02
Same Store Property NOI	3% - 5%	3% - 5%	3% - 5%
Total Operating Portfolio Occupancy at Year End 2015	88% - 90%	88% - 90%	87% - 89%

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

Whitestone REIT and Subsidiaries Property Details As of September 30, 2015

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 9/30/2015	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	92%	$856	$12.81	$13.32
Anthem Marketplace	Phoenix	2000	113,293	95%	1,659	15.41	15.83
Bellnott Square	Houston	1982	73,930	37%	248	9.07	10.46
Bissonnet Beltway	Houston	1978	29,205	95%	437	15.75	15.46
Centre South	Houston	1974	39,134	82%	320	9.97	9.82
The Citadel	Phoenix	1985	28,547	95%	373	13.75	16.22
City View Village	San Antonio	2005	17,870	100%	500	27.98	28.54
Corporate Park Woodland II	Houston	1972	16,220	80%	188	14.49	14.57
Desert Canyon	Phoenix	2000	62,533	90%	689	12.24	13.49
Fountain Hills Plaza	Phoenix	2009	111,289	89%	1,699	17.15	17.52
Fountain Square	Phoenix	1986	118,209	75%	1,468	16.56	17.48
Fulton Ranch Towne Center	Phoenix	2005	113,281	94%	1,739	16.33	16.20
Gilbert Tuscany Village	Phoenix	2009	49,415	88%	712	16.37	17.89
Heritage Trace Plaza	Dallas	2006	70,431	100%	1,510	21.44	21.95
Holly Knight	Houston	1984	20,015	85%	340	19.99	18.93
Headquarters Village	Dallas	2009	89,134	90%	2,156	26.88	27.85
Keller Place	Dallas	2001	93,541	90%	827	9.82	11.03
Kempwood Plaza	Houston	1974	101,008	82%	880	10.62	10.77
Lion Square	Houston	2014	117,592	83%	995	10.19	11.24
The Marketplace at Central	Phoenix	2000	111,130	98%	788	7.24	8.40
Market Street at DC Ranch	Phoenix	2003	242,459	90%	4,140	18.97	20.09
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	66%	1,503	19.18	20.11
Paradise Plaza	Phoenix	1983	125,898	88%	1,542	13.92	14.11
Parkside Village North	Austin	2005	27,045	100%	757	27.99	29.84
Parkside Village South	Austin	2012	90,101	98%	2,184	24.73	26.39
Pinnacle of Scottsdale	Phoenix	1991	113,108	94%	1,881	17.69	17.75
Providence	Houston	1980	90,327	98%	815	9.21	9.35
Quinlan Crossing	Austin	2012	109,892	95%	2,387	22.86	23.77
Shaver	Houston	1978	21,926	85%	250	13.41	12.98
Shops at Pecos Ranch	Phoenix	2009	78,767	74%	1,502	25.77	25.63
Shops at Starwood	Dallas	2006	55,385	97%	1,579	29.39	28.81
South Richey	Houston	1980	69,928	100%	780	11.15	9.84
Spoerlein Commons	Chicago	1987	41,455	78%	726	22.45	22.30
The Strand at Huebner Oaks	San Antonio	2000	73,920	91%	1,398	20.78	21.75
SugarPark Plaza	Houston	1974	95,032	92%	956	10.93	11.39
Sunridge	Houston	1979	49,359	82%	430	10.62	10.08
Sunset at Pinnacle Peak	Phoenix	2000	41,530	83%	560	16.25	16.74
Terravita Marketplace	Phoenix	1997	102,733	95%	1,342	13.75	13.13
Torrey Square	Houston	1983	105,766	80%	696	8.23	8.51
Town Park	Houston	1978	43,526	100%	899	20.65	20.98
Village Square at Dana Park	Phoenix	2009	323,026	91%	5,578	18.98	19.79
Webster Pointe	Houston	1984	26,060	77%	236	11.76	9.37
Westchase	Houston	1978	49,573	85%	539	12.79	12.82
Williams Trace Plaza	Houston	1983	129,222	94%	1,593	13.11	13.61
Windsor Park	San Antonio	1992	196,458	82%	1,813	11.25	10.95
Total/Weighted Average			3,869,653	88%	54,470	16.00	16.48

Whitestone REIT and Subsidiaries Property Details As of September 30, 2015 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 9/30/2015	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	71%	$1,275	$14.27	$14.64
Pima Norte	Phoenix	2007	35,110	58%	309	15.17	16.55
Uptown Tower	Dallas	1982	253,981	78%	3,459	17.46	17.33
Woodlake Plaza	Houston	1974	106,169	96%	1,680	16.48	16.62
Total/Weighted Average			521,134	79%	6,723	16.33	16.45
Office/Flex Communities:
Brookhill	Houston	1979	74,757	83%	$242	$3.90	$3.71
Corporate Park Northwest	Houston	1981	185,627	83%	1,874	12.16	12.22
Corporate Park West	Houston	1999	175,665	91%	1,758	11.00	10.58
Corporate Park Woodland	Houston	2000	99,937	82%	823	10.04	10.45
Dairy Ashford	Houston	1981	42,902	99%	264	6.22	5.93
Holly Hall Industrial Park	Houston	1980	90,000	91%	723	8.83	8.32
Interstate 10 Warehouse	Houston	1980	151,000	96%	666	4.59	4.75
Main Park	Houston	1982	113,410	90%	788	7.72	7.76
Plaza Park	Houston	1982	105,530	53%	539	9.64	9.40
Westbelt Plaza	Houston	1978	65,619	67%	449	10.21	9.51
Westgate Service Center	Houston	1984	97,225	85%	532	6.44	6.90
Total/Weighted Average			1,201,672	84%	8,658	8.58	8.51

Total/Weighted Average - Operating Portfolio			5,592,459	86%	69,851	14.52	14.86

Davenport Village	Austin	1999	128,934	85%	$2,656	$24.23	$25.37
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	—	—	—
The Promenade at Fulton Ranch	Phoenix	2007	98,792	78%	1,304	16.92	18.18
The Shops at Williams Trace	Houston	1985	132,991	89%	1,505	12.72	14.37
Total/Weighted Average - Development Portfolio (4)			375,320	81%	5,465	17.98	19.35

Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—	—	—	—
Total/Weighted Average - Property Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			5,967,779	86%	$75,316	$14.67	$15.07

(1)
Calculated as the tenant's actual September 30, 2015 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2015. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2015 equaled approximately $114,000 for the month ended September 30, 2015.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of September 30, 2015. Excludes vacant space as of September 30, 2015.

(3)
Represents (i) the contractual base rent for leases in place as of September 30, 2015, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of September 30, 2015.

(4)	Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

(5)	As of September 30, 2015, these parcels of land were held for development and, therefore, had no gross leasable area.

**HOUSTON** William Trace Plaza • The Shops at William Trace • Webster Pointe • Centre South • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge • Town Park Plaza • Providence Plaza • Sugar Park Plaza • I-10 Office/Warehouse • Dairy Ashford Business Park • Kempwood Plaza • Westbelt Plaza • Bellnott Square • Torrey Square • Lion Square • Corporate Park Woodland • Holly Knight • Main Park • Plaza Park Business Center • Holly Hall • Brookhill Plaza • Westgate Service Center • Corporate Park West • Woodlake Plaza • Corporate Park Northwest • **PHOENIX** Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • **AUSTIN** Davenport Village • Quinlan Crossing • Parkside Village • **DALLAS** Heritage Trace Plaza • Interchange Building • Uptown Tower • Shops at Starwood • Keller Place • Headquarters Village • **CHICAGO** Spoerlein Commons • **SAN ANTONIO** City View Village • The Strand at Huebner Oaks • Windsor Park Centre

**WSR**
**LISTED**
**NYSE**

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